Exhibit 10.5

AMENDMENT OF LICENSE CONTRACT

FOR EXPLORATION AND EXPLOITATION

OF HYDROCARBONS ON BLOCK Z-1

ENTERED BY PERUPETRO S.A.

WITH

BPZ ENERGY, INC., SUCURSAL PERU

FIRST CLAUSE

1.             BACKGROUND

1.1          On November 30, 2001, PERUPETRO S.A. (hereinafter Perupetro) entered into a License Contract for Exploration and Exploitation of Hydrocarbons in Block Z-1 with Syntroleum Perú Holdings Limited, Sucursal del Perú, and with BPZ ENERGY INC., SUCURSAL PERU, which was approved by Supreme Decree N° 052-2001-EM, as mandated by Law, and made a Public Deed on November 30, 2001 by its registration on the same date, made by Dr. Cecilia Hidalgo Morán, a Notary Public of Lima, Perú.

1.2          By means of Supreme Decree N° 045-2002-EM, dated October 23, 2002, approval was given to the Modification of the License Contract for Exploration and Exploitation of Hydrocarbons in Block Z-1, which was also made a Public Deed on the same date by registration made by Dr. Cecilia Hidalgo Morán, a Notary Public of Lima, Perú.

1.3          Through Supreme Decree N° 003-2004-EM, dated February 12, 2004, approval was given to the Modification and Transferal (or Assignment) of the Contractual Position in the License Contract for the Exploration and Exploitation of Hydrocarbons in Block Z-1, made by Syntroleum Perú Holdings Limited, Sucursal del Perú, which assigned all of its participation in the Contract, equivalent to ninety five percent (95%) of participation in the Contract, to Nuevo Perú, Ltd., Sucursal del Perú. This Modification and Assignment of Contractual Position was made a Public Deed on March 18, 2004 by Dr. Ricardo Fernandini Barreda, a Notary Public of Lima, Perú.

1.4          By means of a letter dated November 5, 2004, and in conformance with Clause Sixteen of the Contract, Nuevo Perú Ltd., Sucursal del Perú notified Perupetro of its decision to assign its Contractual Position in the Contract to BPZ Energy, Inc., Sucursal Perú.

1.5          Plains Exploration & Production Company acquired through a merger ownership of Nuevo Energy Company, as agreed by Board of Directors Resolution of Plains Exploration & Production Company that took place on July 15, 2004.

1.6          Perupetro, by means of Certificate N° GGRL-CC-014-2004 dated November 24, 2004, has qualified BPZ Energy, Inc. to assume through the intervention of its Peruvian branch, BPZ Energy, Inc., Sucursal Perú, the ninety-five percent (95%) participation in the Contract that has been assigned to them by Nuevo Perú, Ltd., Sucursal del Perú, thus finally obtaining one hundred percent (100%)  of participation in the Contract.

1.7          The Parties carried out negotiations with the purpose of modifying the Contract relative to the Assignment of Contractual Position, referred to in the preceding numbered paragraphs, and arriving at certain agreements, which are described in full in the following paragraphs.

SECOND CLAUSE

2.1          In accordance with Clause Sixteen of the Contract, and through this document, Nuevo Perú, Ltd., Sucursal del Perú has assigned its ninety-five percent (95%) participation in the Contract to BPZ Energy, Inc., Sucursal Perú, and therefore the Contractor consists of the following:

BPZ Energy Inc., Sucursal Perú with 100% participation.

2.2          The Assigned Party, in accordance with Clause 16, paragraph 16.3 of the Contract, awards all the guarantees and assumes all the rights, responsibilities and obligations derived from the Contract.

2.3          The Central Bank of Reserves of Perú has participated in the present Modification and Assignment of Contractual Position of the Contract,  to become aware of the assignment of participation and to ratify the existence of the guarantees awarded by the Government of Perú, which are indicated in the Clause covering Financial Rights under the Contract, approved under the regulations of Law N° 26221, Organic Law of Hydrocarbons.

2.4          BPZ Energy, Inc. also participates in this Modification and Assignment of Contractual Position, with the purpose of providing the corporate guarantee, which is enclosed as Annex “D” of the Contract, in accordance with the agreements that appear in the following clauses:

THIRD CLAUSE

With the express purpose of appropriately reflecting the stipulations contained in the preceding clauses, the Parties agreed to introduce the following modifications to the License Contract, as indicated below:

3.1          To modify paragraph 1.1, which will be expressed as follows:

“1.1 Affiliate

Any entity whose subscribed capital shares with voting rights are owned directly or indirectly, in a proportion equal to fifty percent (50%) or more by any of the Parties; or any entity or person that is the owner, directly or indirectly, of 50% or more of the subscribed capital shares with voting rights of one of the Parties; or any entity whose subscribed capital shares with voting rights is the property, directly or indirectly, of fifty percent (50%) or more of the same shareholder or shareholders that own, directly or indirectly, the fifty percent (50%) or more of the subscribed capital shares with voting rights of any one of the Parties.”

3.2          To modify paragraph 1.11, which will be expressed as follows:

“1.11 Contractor

The Contractor is BPZ Energy, Inc., Sucursal Perú, registered in the Public Registry of Hydrocarbons under Registration N° 11328132 of the Book of Operating Contractors. On the Signing Date, the participation in the Contract of the company that conforms the Contractor is the following:

BPZ ENERGY, INC., SUCURSAL PERÚ = 100%”

3.3          To eliminate paragraph 1.42

3.4          To add paragraph 1.59, which will be expressed as follows:

“1.59 - Date of Assignment of Contractual Position. It is the 3rd day of February 2005, when on that date Nuevo Perú Ltd., Sucursal del Perú, assigned its ninety five percent (95%) participation in the Contract to BPZ Energy, Inc., Sucursal Perú, whereby the Parties signed the Assignment of Contractual Position in the License Contract for the Exploration and Exploitation of Hydrocarbons in Block Z-1, which was approved by

Supreme Decree N° 002-2005-EM issued on the 2nd day of February of the year 2005.”

3.5          To modify paragraph 3.11, which will be expressed as follows:

“3.11 – BPZ Energy, Inc., participates in the License Contract for the purpose of providing the corporate guaranty, which appears as part of the Contract in Annex “D”, which was delivered to Perupetro on the Date the Assignment of the Contractual Position was signed.

The corporate guaranty will be in place as long as the Contractor’s obligations are still pending. The stipulations of subparagraph 22.3.5 will be applicable if any situation foreseen in such paragraph takes place, and the Contractor does not comply with its obligation within a period of not more than fifteen (15) Working Days.”

3.6          To modify paragraph 6.7, which will be expressed as follows:

“6.7 – Any of the Parties may reveal information obtained from the Operations without the approval of the other Party, in the following cases:

(a)           To an Affiliate;

(b)          In connection with obtaining financing, or insurance, but first signing a confidentiality agreement;

(c)           As long as it is required by law, regulations, or resolution issued by competent authority, including without limitation, the regulations or resolutions of governmental authorities, insurance organizations, or stock exchange entities, where the shares of the Party or its Affiliated companies are registered;

(d)          To consultants, accountants, auditors, financiers, professionals, possible buyers or assignees of the Parties, or of a participation in the License Contract, as may become necessary in relation to the Operations, but previously obtaining an agreement of confidentiality.

In those cases where the Parties agree to communicate to third parties certain information of confidential nature, or of private character, they must declare and give express notice of the confidential character of such information, with the purpose of avoiding that such information be divulged to third parties.”

3.7          To modify paragraph 9.1, which will be expressed as follows:

“9.1 – The Contractor is subject to the common taxation regime prevailing in the Republic of Perú, which includes the ordinary Income Tax regime,

as well as the specific norms that have been established for that purpose by Law N° 26221, Hydrocarbons Organic Law, which are prevailing at the time of the Signing Date.

The State, through the Ministry of Economy and Finance, guarantees the Contractor the benefit of taxation stability for the entire life of the License Contract and therefore, the Contractor will be subject only to the taxation regime prevailing on the Signing Date, in accordance with the stipulations established in the “Regulations for the Taxation Stability Guaranty and the Taxation Norms of Law N° 26221, Hydrocarbons Organic Law,” approved by Supreme Decree N° 32-95-EF, and by the “Law that regulates the Tax Stability Contracts with the State under the guidance of the Sectorial Laws – Law N° 27343”, as it may be applicable, and by the “Law of Actualization of Hydrocarbons – Law N° 27377”.

3.8          To modify paragraph 9.2, which will be expressed as follows:

“9.2 – The export of Hydrocarbons produced from the Contract Area that would be made by the Contractor are free of all Taxation, including those taxes that require express mention.”

3.9          To modify paragraph 9.5, which will be expressed as follows:

“9.5 – In accordance with the stipulations of Article 87 of the Tax Code, the Contractor is allowed to carry its accounting in US$ dollars, and therefore, the determination of the income base for Taxation, which will be his responsibility, as well as the amount of such Taxes, and the payment of such Taxes, will be done in accordance with the law.”

3.10        To modify paragraph 9.6, which will be expressed as follows:

“9.6 – It is here specified that the Contractor will use the method of straight-line depreciation over a period of five (5) fiscal years, to be counted from the first fiscal year corresponding to the Date of Initial Commercial Extraction.

The above referred linear depreciation will be applicable to all Exploration and Development costs and to all investments to be made by the Contractor from the Signing Date of the Contract until the Date of Initial Commercial Extraction.

It is also stipulated that the term of the depreciation referred to above will be extended, without in any case exceeding the term of the Contract, if because of differences in prices or because of any other factors on which the Parties have agreed, and after applying the linear depreciation referred to in the above paragraph, the financial statements of the Contractor show a negative result or a fiscal loss, which in the judgment of the Contractor has been projected, it will not be compensated for fiscal purposes in accordance with existing taxation norms. The extending of the depreciation period should be made known promptly to the National Taxation Superintendence.”

3.11        To modify paragraph 16.1, which will be expressed as follows:

“16.1 – In case the Contractor arrives at an agreement to assign its contractual position, or decides to associate with a third party in the Contract, it should proceed to notify Perupetro in relation with such agreement. The notification should be accompanied by a request for the qualification of the assignee or third party participant, and should be accompanied by all necessary complementary information that may be required to qualify the assignee, or third party participant, as a petroleum company, in accordance with the Law.

If Perupetro awards the qualification as requested, the assignment will be made by means of a modification of the Contract, which will be made in accordance with the law”.

3.12        To modify paragraph 16.3, which will be expressed as follows:

“16.3 – If the Contractor assigns its contractual position or becomes associated with a third party, in accordance with this Contract, either the assignee or the third party, will have to provide all the required guarantees, and should assume all the rights, responsibilities and obligations of the assigner”.

3.13        To eliminate paragraph 16.4

3.14        To eliminate paragraph 16.5

3.15        To modify paragraph 18.1, which will be expressed as follows:

“18.1 – The Contractor should maintain its accounting in accordance with the principles and the accounting practices established and accepted in Perú. Furthermore, the Contractor must carry and maintain all the accounting books, detailed records, and necessary documentation that may be necessary to account for and to control all the activities that are executed in the country and/or abroad in connection with the purpose of the Contract, as well as for adequate sustentation of its income, investments, costs, expenses and Taxation incurred in each fiscal year. On the other hand, within one hundred and twenty (120) Days, counted from the Signing Date, the Contractor should provide Perupetro with a copy in the Spanish language of the “Manual of Accounting Procedures”, which the Contractor has decided to propose for the recording of its Operations. The “Manual of Accounting Procedures” proposed for the recording of Contractor’s Operations, must contain among other items, the following:

(a)    Language and currency to be used for recording information in the accounting books

(b)    Principles and accounting practices to be utilized

(c)    Structure and Accounting Plans in agreement with the requirements of the National Commission In Charge of Supervising Enterprises and Valuables (Comisión Nacional Supervisora de Empresas y Valores, known as CONASEV)

(d)    Procedures to identify the specific accounts corresponding to the Contract and also to other Hydrocarbon contracts, and to identify the related activities and also any other activities.

(e)    Procedures to identify and record income, investments, costs and ordinary expenses that may be common to the Contract, and to other Hydrocarbon contracts, or to related activities and/or to other activities.

(f)     Definition and identification of the specific accounts for income and expenses, and the detailed records required for the calculation of the “Rt-1 Factor”, as well as for the detailed procedures described in the Annex “E” of the Contract, if that is the case”.

3.16        To modify paragraph 18.5, which will be expressed as follows:

“18.5 – The Contractor must submit a copy to Perupetro, within thirty (30) Days of having received the report from its external auditors related with the financial statements of the Contractor corresponding to the prior fiscal year. In the case that the Contractor has signed with Perupetro more than one contract, or it is conducting activities different to those of the Contract, it is obligated to carry separate accounts with the purpose of being able to formulate financial statements for each contract and/or activity, and therefore, the report prepared by its auditors must include the financial statements for each contract and/or activity”.

3.17        To modify paragraph 18.6, which will be expressed as follows:

“18.6 – The Contractor must submit to the National Superintendence of Taxation Administration (Superintendencia Nacional de Administración Tributaria, also known as SUNAT), or to the institution that may be its substitute, a copy of all the documentation that must be submitted together with the sworn declaration of Income Tax returns, which should be submitted to Perupetro within fifteen (15) Days, after having been presented to SUNAT”.

3.18        To eliminate paragraph 18.7

3.19        To modify paragraph 20.1, which will be expressed as follows:

“20.1 – Any notification or communication relative to the Contract, will be considered to have been truly sent by any of the Parties, if it is in writing and delivered by messenger, or received by means of certified mail, or by facsimile, or by any other means that the Parties may have agreed on, and should be addressed to the addressee during a Working Day and addressed to one of the following addresses:

To Perupetro:

Perupetro S.A.

Gerencia General

Av. Luis Aldana N° 320

San Borja, Lima 41, Peru

Fax: 51-1-617-1801

To Contractor:

BPZ Energy Inc., Sucursal Perú

Gerencia General

Ave. Canaval y Moreyra N° 425 – Of. 81

San Isidro, Lima 27, Peru

Fax: 51-1-421-9759

To Corporate Guarantor

BPZ Energy, Inc.

Manuel Pablo Zúñiga-Pflücker

President

11999 Katy Freeway, Suite 560

Houston, Texas, 77079, USA

Fax: 281-556-6377

3.20        To modify sub-paragraph 22.3.4, which will be expressed as follows:

“22.3.4 – In the case where the Contractor has been declared insolvent, or in a condition of dissolution, or liquidation, or default, and a third party duly qualified by Perupetro does not take over the participation of the Contractor in the License Contract to replace the company that has been dissolved, liquidated or defaulted within a period of fifteen (15) Working Days”.

3.21        To modify paragraph 22.3.5, which will be expressed as follows:

“22.3.5 – In case the corporate guarantee, referred to in paragraph 3.11, is no longer valid, or in case the entity that provided the corporate guarantee, referred to in paragraph 3.11, has been declared in a situation of insolvency, dissolution, liquidation or default, and such guarantee has not been assumed by a third party accepted by Perupetro”.

3.22        To modify sub- paragraph 22.6, which will be expressed as follows:

“22.6 –At the end of the License Contract, the Contractor shall provide ownership to the State, through Perupetro, (unless not required, but without any cost or any other charges to the State, in good operating condition, with good maintenance and functioning well, but taking into consideration the normal tear and ware caused by their utilization), all buildings, energy installations, communication systems, pipelines, housing for workers, and all other assets and installations used for production operations formerly owned by the Contractor, which will be used to continue Operations.

In case there is joint Exploitation of Crude Oil and Non-Associated Natural Gas, and/or Non-Associated Natural Gas and Condensate at the end of the term established by paragraph 3.1 for the Exploitation Phase of Crude Oil, the Contractor will provide ownership to the State, through Perupetro, (unless not required, but without any cost or any other charges to the State, in good operating conditions, with good maintenance and functioning well, but taking into consideration the normal tear and ware caused by their utilization), all the assets and installations particularly appropriate for the Exploitation of Crude Oil, which are not necessary to carry out operations for the Exploitation of Non-Associated Natural Gas, and/or Non-Associated Natural Gas and Condensate.

The assets and installations that the Contractor retains for the Exploitation of Non-Associated Natural Gas and/or Non-Associated Natural Gas and Condensate, which have also been utilized in the Exploitation of Crude Oil, which will continue to be considered as property of the Contractor, will be utilized on both types of Exploitation and for this purpose an agreement should be entered by the Parties.

In case the Contractor has been using the assets and installations described in the first paragraph of this section, but if they are not accessory or connected exclusively for their use in the Operations under this Contract, which means that they have also been used in operations in other areas under existing contracts for Exploration and Exploitation in Peru, the Contractor will continue to own such assets and continue the use of such assets.

3.23        To modify Annex “D”, which will be expressed as follows:

Annex “D”

Corporate Guarantee

To:          Perupetro S.A.

Avenida Luis Aldana 320

Lima 41, Perú

By this document BPZ Energy, Inc., in accordance with paragraph 3.11 of the License Contract for the Exploration & Exploitation of Hydrocarbons in Block Z-1, to be signed by PeruPetro S.A.  (“Perupetro”) and BPZ Energy, Inc., Sucursal Perú (“Contratista”), guarantees jointly and severally before Perupetro the compliance by BPZ Energy, Inc., Sucursal Perú of all the obligations that this entity has assumed in the minimum work program described in paragraph 4.6 of the Contract, as well as the execution by the Contractor of each one of the yearly Exploitation programs, as they may be readjusted or changed, which the Contractor will present to Perupetro in compliance with paragraph 5.3 of the Contract.

This guarantee will be in place as long as the obligations of the Contractor derived from the Contract are enforceable. To comply with the effects of this guarantee, BPZ Energy, Inc. agrees to submit to the Laws of the Republic of Perú, expressly renounces to any diplomatic claim and submits itself to the arbitration process to resolve differences established in Clause 21 of the Contract.

Signed by: Manuel Pablo Zúñiga-Pflücker – President

FOURTH CLAUSE

4.1          On the date of signing the Public Deed, which the present Contract has originated, BPZ Energy, Inc. has delivered to Perupetro the corporate guarantee through which it has assumed the jointly and severally responsibility for the compliance of all obligations derived from the Contract, in accordance with the text of Annex “D”.

The corporate guarantee delivered by BPZ Energy, Inc. substitutes the guarantee awarded by this enterprise on the Signing Date of the Contract.

4.2          Similarly, on the date of signing the Public Deed originated by this document, the Contractor has complied with the substitution of the bank guarantee corresponding to the first period of the Exploration Phase, in a manner to reflect in such guarantee the conformation of the Contractor.

We respectfully request the Notary Public to include all that is necessary in accordance with the Law and to notify, as is mandatory, the Public Registry of Hydrocarbons for its registration.

Lima, the 3rd day of February, 2005

Signed on behalf of Perupetro by Mr. José Eduardo Chávez-Cáceres

Signed on behalf of Nuevo Perú, Ltd., Sucursal del Perú by Mr. Germán José Martín Barrios Fernández-Concha

Signed on behalf of BPZ Energy, Inc., Sucursal Perú by Mr. Rafael Zöeger-Núñez

Signed on behalf of Plains Exploration & Production Company

(Formerly Nuevo Energy Company), by Mr. Germán José Martín Barrios Fernández-Concha

Signed on behalf of BPZ Energy, Inc. by Mr. Rafael Zöeger-Núñez

Signed on behalf of the Central Bank of Reserves of Perú by Messrs. Renzo Guillermo Rossini Miñan and Carlos Augusto Ballón Avalos

This Public Deed was authorized by Doctor Germán José Martín Barrios Fernández-Concha, Lawyer, with registration in the Register of the Lawyers College of Lima under N° 20390